                 [LETTERHEAD OF FRIEDMAN ALPREN & GREEN LLP]

                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements
(Nos. 333-96667,  333-104541,  333-110543 and 333-112529) on Form S-3 and in the
Registration Statements (Nos. 333-37293 and 333-90611) on Form S-8 of our report dated February 16, 2004 on the financial statements of Catskill Development, LLC and its  subsidiaries  for the year ended December 31, 2003, and to the addition of our firm under the caption "Experts" in the Prospectus, insofar as it relates to our report on the financial statements of Catskill  Development,  LLC and its subsidiaries for the year ended December 31, 2003.

                                            /s/ Friedman Alpren & Green LLP
                                            ------------------------------------
                                            Friedman Alpren & Green LLP

New York, New York
March 26, 2004